Exhibit 10.23
SECOND AMENDMENT
TO
AMENDED AND RESTATED EMPLOYMENT AND PROTECTIVE COVENANTS AGREEMENT
This SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AND PROTECTIVE COVENANTS AGREEMENT (this “Second Amendment”), effective as of March 11, 2021 (the “Effective Date”), is between Grosvenor Capital Management, L.P., an Illinois limited partnership (“Employer”), and Frederick E. Pollock (“Employee”);
WHEREAS, Employer and Employee are parties to that certain Amended and Restated Employment and Restrictive Covenant Agreement, effective as of October 1, 2017 (the “Employment Agreement”), which was later amended, effective as of October 1, 2020 (the “Amendment”), pursuant to which Employee currently is employed by Employer; and
WHEREAS, Employer and Employee desire to further amend the Employment Agreement under the terms and conditions set forth herein;
NOW, THEREFORE, it is hereby agreed as follows:
1. Notice Period. Section 6(c) of the Employment Agreement is hereby amended such that the “Notice Period” shall be defined as six (6) months, rather than 90 days.
2. Restricted Period. The “Restricted Period” as defined in Section 9(l) of the Employment Agreement is hereby amended as follows:
a.In the event that, prior to March 31, 2022, either (a) Employee provides Employer six (6) months’ written notice of Employee’s resignation pursuant to Section 6(c) of the Employment Agreement, or (b) Employer provides Employee six (6) months’ written notice of termination pursuant to Section 6(c) of the Employment Agreement, then the “Restricted Period” shall be defined as the period beginning on the Effective Date and ending on the first anniversary of the Employment Termination Date;
b.In the event that, on or after March 31, 2022 and prior to October 1, 2022, either (a) Employee provides Employer six (6) months’ written notice of Employee’s resignation pursuant to Section 6(c) of the Employment Agreement, or (b) Employer provides Employee six (6) months’ written notice of termination pursuant to Section 6(c) of the Employment Agreement, then the “Restricted Period” shall be defined as the period beginning on the Effective Date and ending on the earlier of twelve (12) months from the date of notice and April 1, 2023; and
c.In the event that, on or after October 1, 2022, either (a) Employee provides Employer six (6) months’ written notice of Employee’s resignation pursuant to Section 6(c) of the Employment Agreement, or (b) Employer provides Employee six (6) months’ written notice of termination pursuant to Section 6(c) of the Employment Agreement, then the “Restricted Period” shall be defined as the period beginning on the Effective Date and ending on the later of six (6) months from the date of notice and April 1, 2023.
3. Post-Employment Consulting Period. In the event that, at any time on or after March 31, 2022, Employee or Employer provides six months’ written notice to the other party of Employee’s termination pursuant to Section 6(c) of the Employment Agreement, then Section 4 of the Employment Agreement is hereby amended such that the “Post-Employment Consulting Period” is defined as the period beginning on the Employment Termination Date and ending upon the expiration of the Restricted Period, to the extent the Restricted Period expires after the Employment Termination Date.
4. Carried Interests.
a.Employee shall be entitled to an allocation of 10% of the total carried interest received by GCM Partners I, L.P. in respect of GCM Grosvenor Strategic Credit, L.P. allocated to all partners (including the general partner), subject to all the terms and conditions set forth in the governing documents of GCM Partners I, L.P. and Employee’s award agreement that will set forth, among other things, the vesting terms applicable to such carried interest allocation award.
b.In the event that, at any time after March 31, 2022, Employee provides six months’ written notice of Employee’s resignation pursuant to Section 6(c) of the Employment Agreement, then all carried interest awarded to Employee that is not fully vested as of the Employment Termination Date shall be deemed 80% vested as of such date.
c.For the avoidance of doubt, irrespective of the date carried interest in respect of GCM Grosvenor Multi-Asset Class Fund III, L.P. (“MAC III”) is awarded to participants generally, Employee will receive 10% of the total carried interest in respect of MAC III, provided that MAC III has had its first closing prior to the date on which Employee provides notice of Employee’s resignation pursuant to Section 6(c) of the Employment Agreement.
5. Long-Term Incentive Plan. Subject to approval by the GCM Grosvenor Inc. Board of Directors (the “Board”), Employee will be granted 750,000 restricted stock units (“RSUs”). The RSUs shall be subject to applicable tax withholdings and to the terms and conditions of the applicable plan documents and award agreement (including without limitation, the multi-year vesting and delivery provisions contained therein).
6. Other Agreements. In the event that, at any time on or after March 31, 2022, Employee provides six months’ written notice of Employee’s resignation pursuant to Section 6(c) of the Employment Agreement, then the definition of “Restricted Period” in Section 2 of this Second Amendment shall be deemed to supersede and replace any contrary definition of “Restricted Period” that appears in the Participation Certificate referenced in Section 5(a)(iv) of the Employment Agreement and/or in any documents relating to any carried interest that has been previously awarded to Employee or is awarded to Employee after the date hereof.

7. Miscellaneous.
a.All capitalized terms shall have the meaning set forth in the Employment Agreement (as modified by this Second Amendment), unless otherwise indicated.
b.This Second Amendment may be executed in multiple counterparts, any of which may bear the signature of only one of the two parties, and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
c.This Second Amendment shall be binding upon and inure to the benefit of the heirs and successors of each of the parties hereto, except that the employment obligations of and restrictions upon Employee shall not bind his heirs or successors.
d.This Second Amendment and the performance hereof shall be construed and governed in accordance with the laws of the State of Illinois.
e.Except as specifically amended or modified by this Second Amendment, the Employment Agreement (as modified by the Amendment) shall remain in full force and effect according to its terms.
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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Second Amendment to be duly executed as of the Effective Date.

EMPLOYER
GROSVENOR CAPITAL MANAGEMENT, L.P.
By: GCM, L.L.C., its General Partner
By: Grosvenor Holdings, L.L.C., its Manager
By: /s/ Michael J. Sacks
Michael J. Sacks, Managing Member
and
By: MJS LLC, Managing Member
By:/s/ Michael J. Sacks
Michael J. Sacks, Manager

EMPLOYEE

/s/ Frederick E. Pollock
Frederick E. Pollock